UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 14, 2016

DILIGENT CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 14, 2016, Diligent Corporation (“Diligent”) issued a press release announcing that it had entered into a definitive agreement to be acquired by Insight Venture Partners (“Insight”). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 14, 2016, Diligent sent an email to employees relating to the acquisition and prepared a Q&A relating to questions that may arise from employees and investors relating to the acquisition. A copy of such materials is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements use words such as “expect,” “anticipate,” “intend,” “plan,” “believe” and other words of similar meaning. All forward looking statements are subject to risks and uncertainties including, without limitation, that the merger may not be consummated within the expected time period or at all because of a number of factors,  including the failure to obtain stockholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; or the failure to satisfy closing conditions to the merger, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.  Factors that may affect the business or financial results of Diligent are described in the risk factors and other disclosures in Diligent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2015, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the SEC on November 9, 2015, and other filings with the SEC which are available at www.sec.gov. Diligent specifically disclaims any obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Report does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the proposed acquisition of Diligent by Insight.

In connection with the merger, Diligent intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of a definitive proxy statement with the SEC, Diligent will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting of stockholders relating to the merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DILIGENT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials

(when available), and any and all documents filed by Diligent with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Diligent at the Investor Relations section of Diligent’s website at www.diligent.com or by contacting Diligent’s Investor Relations Department at 0800 995 082 (NZ toll free) or +64 4 894 6912 (International).

Diligent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Diligent’s directors and executive officers is contained in Diligent’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2015, and supplemented on April 10, 2015. Stockholders may obtain more detailed information regarding the direct and indirect interests of Diligent and its executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 14, 2016.
99.2	Communications Materials, dated February 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2016	DILIGENT CORPORATION

	By:	/s/ Michael Stanton
Michael Stanton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 14, 2016.
99.2	Communications Materials, dated February 14, 2016.